CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8-K (the "8-K") of Flora Growth Corp. (the "Company") being filed with the United States Securities and Exchange Commission, of our report dated May 31, 2024, relating to the statement of financial position of TruHC Pharma GmbH as of December 31, 2023, and the related statements of loss and comprehensive loss, shareholders' equity (deficiency), and cash flows for the year ended December 31, 2023, and the related notes.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

June 4, 2024